UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 17, 2008
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Results.
On July 17, 2008, Baxter International Inc. issued an earnings press release for the quarterly period ended June 30, 2008. The press release, including attachments, is furnished as Exhibit 99.1 to this report.
The press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These measures, when used in conjunction with the results presented in accordance with Generally Accepted Accounting Principles (GAAP) and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the company’s operations. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.
The non-GAAP financial measures include adjusted net income, adjusted earnings per diluted share, adjusted pre-tax income and adjusted income tax expense each excluding special items. Special items are excluded because they are unusual or nonrecurring and accordingly can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures facilitate a more useful analysis of the company’s results of operations, particularly in comparing performance from one period to another. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and in evaluating management performance.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated July 17, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Deputy General Counsel and Corporate Secretary

Date: July 17, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 17, 2008.